            Exhibit 28(g)(3) under Form N-1A
Exhibit 99 under Item 601/Reg. S-K

This is for reference only - do not file with SEC
EXHIBIT 1
TO CUSTODIAN CONTRACT BETWEEN FEDERATED INVESTMENT COMPANIES,
STATE STREET BANK AND TRUST COMPANY, AND FEDERATED SERVICES COMPANY
Dated December 1, 1993
(Exhibit 1 revised as of 1/1/11)
CONTRACT
DATE                      INVESTMENT COMPANY
12/1/05                      Federated Managed Pool Series
12/1/05                                Federated Corporate Bond Strategy Portfolio
12/1/05                                Federated High-Yield Strategy Portfolio
12/1/05                                Federated International Bond Strategy Portfolio
12/1/05                                Federated Mortgage Strategy Portfolio